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                                                                      Exhibit 21
                                                                      ----------



                            Titan Exploration, Inc.
                                 Subsidiaries



                Name                         State of Organization                    Ownership
                ----                         ---------------------                    ---------
Titan Resources Holdings, inc.           Nevada corporation                              100%
Titan Resources, L.P.                    Texas limited partnership                       100%
Titan Resources I, Inc.                  Delaware corporation                            100%
Titan Offshore, Inc.                     Delaware corporation                            100%
OEDC, Inc.                               Delaware corporation                            100%
OEDC Exploration & Production, L.P.      Texas limited partnership                       100%
Carrollton Resources, L.L.C.             Louisiana limited liability company             100%
South Dauphin Partners II Limited        Texas limited partnership                        15%